Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 3, 2014, with respect to the consolidated financial statements included in the Annual Report of SAExploration Holdings, Inc. on Form 10-K/A for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of SAExploration Holdings, Inc. on Form S-4 (File No. 333-192034, effective January 6, 2014).

/s/ Grant Thornton LLP

Miami, Florida

April 14, 2014